Exhibit 99.2

COMTECH TELECOMMUNICATIONS CORP.
DECLARES $0.10 PER SHARE QUARTERLY CASH DIVIDEND

Melville, New York – September 29, 2020 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share, payable on October 27, 2020, to shareholders of record at the close of business on October 14, 2020. The dividend is the Company’s forty-first consecutive quarterly dividend. The Board of Directors is currently targeting fiscal 2021 quarterly dividend payments of $0.10 per common share. Future Common Stock dividends remain subject to compliance with financial covenants under the Company's secured credit facility as well as Board approval.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL
Media Contacts:
Michael D. Porcelain, President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com
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